               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

           CELADON GROUP, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                               CELADON GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of
CELADON GROUP, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Celadon Group, Inc. (the "Company") will be held at the Company's corporate headquarters located at One Celadon Drive, Indianapolis, Indiana 46235-4207 on Tuesday, November 28, 2000 at 10:00 a.m. (local time) for the following purposes:

          1.   Election of Directors for the ensuing year;

          2. To approve an amendment to the Celadon Group, Inc. 1994 Stock Option Plan; and

          3. To transact such other business as may properly be brought before the meeting.

         The Board of Directors has fixed the close of business on October 23, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. Any action may be taken on the foregoing matters at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting at our main office during the ten days prior to the meeting, as well as at the meeting.


                                            By order of the Board of Directors



                                            Paul A. Will
                                            Secretary

October 27, 2000


         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO INSURE THAT YOUR SHARES ARE VOTED.

                               CELADON GROUP, INC.
                                One Celadon Drive
                           Indianapolis, Indiana 46235


                                 PROXY STATEMENT



         This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Celadon Group, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Tuesday, November 28, 2000, beginning at 10:00 a.m., local time, at the Company's corporate headquarters and principal executive offices located at One Celadon Drive, Indianapolis, Indiana 46235-4207. If not otherwise specified, all properly executed proxies received pursuant to this solicitation, and not revoked, will be voted in the election of directors FOR the persons named below and FOR the amendment to the Celadon Group, Inc. 1994 Stock Option Plan (the "Stock Option Plan").

         Stockholders who execute proxies may revoke them at any time before they are exercised by giving written notice of revocation to the Secretary of the Company at the address of the Company, by executing a subsequent proxy relating to the same shares and presenting it to the Secretary of the Company, or by attending the meeting and voting in person (attendance at the meeting, will not, in and of itself, constitute revocation of a proxy).

         Directors will be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on election of directors. Approval of the amendment to the Stock Option Plan, and any other matters that come before the Meeting for action, will require the affirmative vote of the holders of a majority of the stock duly voted on the matter. In the election of directors, stockholders may either vote "FOR" all nominees for election or withhold their votes from one or more nominees for election. Votes that are withheld and shares held by a broker, as nominee, that are not voted (so-called "broker non-voters") in the election of directors will not be included in determining the number of votes cast. With respect to the vote on the amendment to the Stock Option Plan, and any other matter that comes before the Meeting for action, stockholders may vote "FOR," "AGAINST" or "ABSTAIN" with respect to such matters. Proxies marked to abstain will have the same effect as votes against such matters and broker non-votes will have no effect on such matters. Unless a proxy is properly revoked pursuant to the procedures described above, the Board of Directors, as proxy for the stockholder, will have the discretion to vote on any other matters that come before the Meeting on behalf of the stockholder as directed by a majority of the Board of Directors in their best judgment. A majority of the shares of the Company's common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Proxies marked to abstain and broker non-votes are counted for purposes of determining a quorum.

         The entire cost of soliciting proxies hereunder will be borne by the Company. Proxies will be solicited by mail, and may be solicited personally by directors, officers or regular employees of the Company who will not be compensated for their services. The Company will reimburse brokers and banks for their reasonable expenses for forwarding material to beneficial owners for whom they hold stock.

         As of October 23, 2000, the record date for the Meeting, the Company had outstanding 7,788,242 shares of common stock, par value $.033 per share (the "Common Stock"), entitled to vote at the meeting, each share being entitled to one vote. Only stockholders of record at the close of business on October 23, 2000 will be entitled to vote at the Meeting. This Proxy Statement and the accompanying proxy are being sent to such stockholders on or about October 27, 2000.

                    MATTER TO COME BEFORE THE ANNUAL MEETING

                        PROPOSAL 1: ELECTION OF DIRECTORS

         At the Meeting, five directors are to be elected to hold office until the Annual Meeting of Stockholders in 2002 and until their respective successors have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote for the election as directors of the Company Stephen Russell, Paul A. Biddelman, Anthony Heyworth, Michael Miller and John Kines. All of the individuals are currently directors of the Company, and all of the named individuals are nominees of the Board of Directors. All directors of the Company hold office until the next annual meeting of stockholders of the Company or until their successors are elected and qualified or they resign.

         The table in the section below entitled "Directors and Executive Officers" sets forth certain information about each nominee for election to the Board of Directors, as well as each of the Company's executive officers.

         It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.

         Mr. Russell and Hanseatic Corporation are parties to a stockholders agreement pursuant to which they have agreed to vote their shares of Common Stock for the other's designee. Those designees are Messrs. Russell and Biddelman. See "Security Ownership of Principal Stockholders and Management" and "Certain Relationships and Related Transactions--Transactions with Directors and Stockholders". Executive officers hold office until their successors are chosen and qualified, subject to their removal by the Board of Directors, to any employment agreements or their resignation. See "Compensation of Committee Report on Executive Compensation--Chief Executive Officer's Compensation."

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL FIVE NOMINEES.


                        DIRECTORS AND EXECUTIVE OFFICERS

       The directors and executive officers of the Company are as follows:

     Name                  Age              Position
     ----                  ---              --------
Stephen Russell            60               President, Chief Executive Officer and Chairman
Paul A. Will               34               Vice President - Chief Financial Officer and Secretary
Michael W. Dunlap          38               Vice President - Treasurer
Paul A. Biddelman(1)       54               Director of the Company
Michael Miller(2)          55               Director of the Company
Anthony Heyworth(1)        56               Director of the Company
John Kines(1)(2)           59               Director of the Company
Kilin To(2)(3)             57               Director of the Company

(1)      Members of the Audit Committee
(2)      Members of the Compensation Committee
(3)      Resigned effective September 25, 2000

         Mr. Russell has been Chairman of the Board and Chief Executive Officer of the Company since its inception in July 1986. He is also a director of the Truckload Carriers Association ("TCA") and chairman of the International committee of the TCA from 1997-1999, and a member of the North American Transportation Alliance advisory board. Mr. Russell is a director of Star Gas Corporation (the General Partner of Star Gas L.P.), a home heating and LPG company. Mr. Russell has been a member of the Board of Advisors of the Cornell University Johnson Graduate School of Management since 1983.

         Mr. Will has been Vice President - Chief Financial Officer and Secretary of the Company since December 1998. He was Vice President-Secretary and Controller of the Company from September 1996 to December 1998. He was Vice President-Controller for Celadon Trucking Services, Inc. from January 1996 to September 1996 and Controller from September 1993 to January 1996. He served as Controller for American Hi-Lift, a company engaged in the business of renting aerial work platform equipment, from February 1992 to September 1993. Mr. Will is a certified public accountant.

         Mr. Dunlap has been Vice President - Treasurer of the Company since July 1996. He served as Vice President of Finance for National Freight, Inc., a regional truckload transportation company, from October 1993 to July 1996, and as Vice President - Treasurer for Burlington Motor Carriers, Inc., from October 1989 to July 1993.

         Mr. Biddelman has been a director of the Company since October 1992. Mr. Biddelman has been President of Hanseatic Corporation, a private investment company, since December 1997, and served as Treasurer of that company from April 1992 to December 1997. He is also a director of Premier Parks, Inc., and Star Gas Corporation (the General Partner of Star Gas Partners L.P.), a home heating and LPG company, and Insituform Technologies, Inc.

         Mr. Miller has been a director of the Company since February 1992. Mr. Miller has been Chairman of the Board and Chief Executive Officer of Aarnel Funding Corporation, a venture capital/real estate company since 1974, a partner of Independence Realty, an owner and manager of real estate properties, since 1989, and President and Chief Executive Officer of Miller Investment Company, Inc., a private investment company, since 1990.

         Mr. To has been a director of the Company since 1988. He has been a managing partner of Sycamore Management, Inc., since 1995. He also had been a Vice President of Citicorp Venture Capital, Ltd. ("CVC"), a subsidiary of Citicorp N.A., from 1984 to 1995. He resigned as a director of the Company effective September 25, 2000, as he has relocated to Asia.

         Mr. Heyworth has been a director of the Company since 1999. He retired from KeyCorp in February 2000 as Vice Chairman, commercial banking, KeyBank N.A. after a 35 year career with this $85 billion financial services company. He continues as Chairman of KeyBank Central Indiana, having served as President and Chief Executive since 1991. He joined the former Central National Bank in 1965 and was Executive Vice President when the bank merged with Society National Bank of Cleveland in 1986 and Key Bank in 1994.

         Mr. Kines was appointed as a director of the Company on June 9, 2000. He retired from Associates First Capital Corp. ("Associates") in May 2000 as President of the Diversified Service Group after a 22 year career with Associates.

         Pursuant to Section 145 of the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that the Company shall, to the full extent permitted by law, indemnify all directors, officers, incorporators, employees, or agents of the Company against liability for certain of their acts. The Company's Certificate of Incorporation provides that, with a number of exceptions, no director of the Company shall be liable to the Company for damages for breach of his fiduciary duty as a director.

COMMITTEES OF THE BOARD

         The Audit Committee consists of Paul A. Biddelman, Anthony Heyworth and John Kines. The Audit Committee meets with management and the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Board of Directors has determined that all members of the Audit Committee are "independent" as defined in the applicable standards of the Nasdaq National Market. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the current charter is attached hereto as Appendix A.

         The Compensation Committee consists of Michael Miller and John Kines. The Compensation Committee reviews general policy matters relating to compensation and benefits of employees and officers of the Company, administers the Company's Employee Stock Purchase Plan and administers the Company's Stock Option Plan.

         The Company does not have a nominating committee. The functions normally performed by a nominating committee are performed by the Company's Board of Directors as a whole.

MEETINGS OF THE BOARD

         The Board of Directors of the Company met four times during the fiscal year ended June 30, 2000. No current director, while he was an elected director, failed to attend at least 75% of those meetings plus any committee meeting of the Board of which he was a member. The Company's Audit Committee met two times during the year ended June 30, 2000. The Compensation Committee met one time during the year ended June 30, 2000.

REPORT OF THE AUDIT COMMITTEE

         The following report does not constitute solicitation material and is not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless we state otherwise.

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the financial controls. The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States.

         In fulfilling its responsibilities:

               The Audit Committee reviewed and discussed the audited financial statements contained in the 2000 Annual Report on SEC Form 10-K with the Company's management and the independent auditors.

               The Audit Committee discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

               The Audit Committee received from the independent auditors written disclosures regarding the auditors' independence, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the auditors their independence from the Company and its management.

         In reliance on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended June 30, 2000, for filing with the Securities and Exchange Commission.

         Respectfully submitted by the members of the Audit Committee of the Board of Directors:

                          Paul A. Biddleman (Chairman)
                                Anthony Heyworth
                                   John Kines

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Under the securities laws of the United States, the Company's directors, officers, and any persons owning more than 10 percent of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission (the "SEC"). Based on material provided to the Company, all such required reports, except Form 5's with respect to options of directors, were filed on a timely basis in fiscal 2000. The Company expects the Form 5's to be filed soon.

                             EXECUTIVE COMPENSATION

         The following table sets forth the aggregate compensation paid or accrued by the Company for services rendered during fiscal 2000, 1999 and 1998 to the Chief Executive Officer of the Company, and each of the other executive officers of the Company whose annual cash compensation exceeded $100,000 (collectively, the "Named Executive Officers") during fiscal 2000.


                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                   AWARDS
                                                                                   SHARES                     ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR            SALARY         BONUS          OPTIONS                  COMPENSATION
---------------------------          ----            ------         -----      ----------------     ---------------------------
Stephen Russell                      2000           $514,347       $200,000          20,000  (7)       $92,290  (1)(2)(3)(4)(5)
 President                           1999            505,170            ---             ---             98,759  (1)(2)(3)(4)(5)
                                     1998            487,627        339,077             ---             86,807  (1)(2)(3)(4)(5)

Robert Goldberg (9)                  2000           $212,308        $82,500          40,000  (8)       $11,171  (2)(3)(4)(5)
 Executive Vice President            1999            157,108            ---          20,000             37,504  (2)(3)(4)(5)(6)
 Chief Operating Officer             1998             42,135         18,790          20,000              3,930  (3)(4)(5)(6)

Paul A. Will                         2000           $131,923        $60,000          30,000  (8)       $10,680  (2)(3)(4)(5)
  Executive Vice President           1999            109,382            ---          10,000             12,784  (2)(3)(4)(5)
  Chief Financial Officer            1998             96,920         42,341           5,000             10,794  (2)(3)(4)(5)

Michael W. Dunlap                    2000           $115,000        $25,000           2,500             $8,655  (2)(3)(4)(5)
 Vice President, Treasurer           1999            114,135            ---           5,000             10,007  (2)(3)(4)(5)
                                     1998            105,434         46,683           5,000              8,892  (2)(3)(4)(5)


(1) Includes the premiums paid by the Company for term insurance and split-dollar insurance for which the Company has an assignment against the cash value for premiums paid, as follows: $78,121in fiscal 2000, $79,194 in fiscal 1999, and $71,239 in fiscal 1998.

(2) Includes the Company's contribution under the Company's 401(k) Profit Sharing Plan, as follows: Stephen Russell - $1,946 in fiscal 2000, $2,500 in fiscal 1999, and $2,500 in fiscal 1998; Robert Goldberg - $2,186 in fiscal 2000, and $423 in fiscal 1999; Paul A. Will - $1,612 in fiscal 2000, $1,345 in fiscal 1999, and $1,195 in fiscal 1998; Michael W. Dunlap - $1,377 in fiscal 2000, $1,532 in fiscal 1999 and $1,023 in fiscal 1998

(3) Includes premiums and reimbursement under an executive health and disability benefit program as follows: Stephen Russell - $250 in fiscal 2000, $7,245 in fiscal 1999, and $1,837 in fiscal 1998; Robert Goldberg - $4,421 in fiscal 2000, $2,601 in fiscal 1999, and $53 in fiscal 1998; Paul
     A. Will - $3,334 in fiscal 2000, $5,600 in fiscal 1999, and $4,133 in fiscal 1998; Michael W. Dunlap - $1,120 in fiscal 2000, $2,064 in fiscal 1999, and $1,611 in fiscal 1998.

(4) Includes premiums on the employee portion of split dollar life insurance premiums as follows: Robert Goldberg - $930 in fiscal 2000, $930 in fiscal 1999, and $250 in fiscal 1998; Paul A. Will - $328 in fiscal 2000, $439 in fiscal 1999, and fiscal 1998; Michael W. Dunlap - $758 in fiscal 2000, $1,011 in fiscal 1999, and $1,011 in fiscal 1998.

(5) Includes the Company's car allowance as follows: Stephen Russell - $11,973 in fiscal 2000, $9,820 in fiscal 1999, and $11,231 in fiscal 1998; Robert Goldberg - $3,634 in fiscal 2000, $5,400 in fiscal 1999, and $1,648 in fiscal 1998; Paul Will - $5,400 in fiscal 2000, $5,400 in fiscal 1999, and $5,247 in fiscal 1998; Michael Dunlap - $5,400 in fiscal 2000, $5,400 in fiscal 1999, and $5,247 in fiscal 1998.

(6) Includes relocation related expense reimbursements as follows: Robert Goldberg - $28,150 in fiscal 1999 and $1,979 in fiscal 1998.

(7) The Compensation Committee determined to pay a special award to Mr. Russell in March 2000 for the initiation of TruckersB2B.

(8) Robert Goldberg received 7,000 shares of the Company's common stock at fair market value of $8.00 per share. Paul Will received 5,000 shares of the Company's common stock at fair market value of $8.00 per share. In addition, the officers received an amount in excess of the fair market values to cover all applicable taxes.

(9) Robert Goldberg became a consultant to the Company, for a one year period ending on September 19, 2001, for which he was paid $236,626.


STOCK OPTIONS

         The following table contains information concerning the grant of stock options to the Named Executive Officers in fiscal 2000. No stock appreciation rights were granted in fiscal 2000.

                         Number of
                         Securities          % of total                                    Potential Realizable
                         Underlying           Options                                    Value at Assumed Rates of
                          Options            Granted to    Exercise of                 Stock Price Appreciation For
                          Granted            Employees      Base Price   Expiration           Option Term (1)
Name                      (Shares)         In Fiscal Year   Per Share       Date            5%              10%
-----------------        ---------         --------------  -----------   ----------    ------------   --------------
Stephen Russell            20,000     (4)        6%           $6.125       12/7/09        $77,000        $195,200
Robert Goldberg            20,000     (2)        6%           $8.00        9/19/01       $100,600        $255,000
                           20,000     (2)        6%           $6.125       9/19/01        $77,000        $195,200
Paul A. Will               10,000     (3)        3%           $8.00        8/11/09        $50,300        $127,500
                           20,000     (4)        6%           $6.125       12/7/09        $77,000        $195,200
Michael W. Dunlap           2,500     (5)        1%           $6.125       12/7/09         $9,600         $24,400
---------------

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

(2) Options for 20,000 shares became exercisable effective October 10, 2000 by consent of the Compensation Committee.

(3) Options for 3,334 shares became exercisable on August 11, 2000 and options for 3,333 shares will become exercisable on each of August 11, 2001 and August 11, 2002.

(4) Options for 6,667 shares will become exercisable on December 7, 2000 and options for 6,666 shares will become exercisable on each of December 7, 2001 and December 7, 2002.

(5) Options for 834 shares will become exercisable on December 7, 2000 and options for 833 shares will become exercisable on each of December 7, 2001 and December 7, 2002.

REPORT ON OPTION EXERCISES AND HOLDINGS

         The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held at June 30, 2000 with respect to the Named Executive Officers. There were no options exercised during fiscal 2000.


                                   OPTION VALUES AT JUNE 30, 2000


                         Number of Securities                  Value of Unexercised
                        Underlying Unexercised                 In-the-Money Options
                       Options at June 30, 2000                at June 30, 2000(1)
                     ----------------------------         --------------------------------
     Name            Exercisable    Unexercisable         Exercisable        Unexercisable
---------------      -----------    -------------         -----------        -------------
Stephen Russell        70,000           20,000               $25,000          $102,500
Robert Goldberg         6,668           53,333                 6,667           180,833
Paul A. Will           11,669           38,331                15,834           141,666
Michael W. Dunlap      10,001            7,499                20,417            16,146


-------------
(1) Fair market value of underlying securities was $11.25 per share based on the closing price of the Company's Common Stock on June 30, 2000.

DIRECTORS COMPENSATION

         Non-employee directors of the Company receive an annual fee of $15,000, payable quarterly, for serving as a director of the Company. Such directors receive $1,250 per quarter for serving on committees. Board members are reimbursed for their reasonable, documented expenses for each meeting attended.

         The Celadon Group, Inc. Non-Employee Director Stock Option Plan (the "Director Option Plan") provides for the granting to non-employee directors of non-qualified stock options to purchase an aggregate of not more than 100,000 shares of Common Stock (subject to adjustment in certain circumstances). Under the Director Plan, each non-employee director on April 1, 1997 was granted a non-qualified stock option to purchase 4,000 shares of Common Stock and each new non-employee director upon the date of his or her election or appointment will be granted a non-qualified stock option to purchase 8,000 shares of Common Stock. In addition, each non-employee director who was elected within the one year period ending March 31, 1997 was granted an additional stock option to purchase 8,000 shares of Common Stock. On each April 1st after the non-employee director is first elected to the Board, each non-employee director is granted a non-qualified stock option to purchase 4,000 shares of Common Stock.

         Stock options granted to non-employee directors vest on the six month anniversary of the date of grant, assuming that the non-employee director is a director on that date. All stock options granted to non-employee directors and not previously exercisable become vested and fully exercisable immediately upon the occurrence of a change in control of the Company.

         All stock options granted pursuant to the Director Plan will expire on the tenth anniversary of the date of grant. Stock Options that are exercisable upon a non-employee director's termination of directorship for any reason other than death, disability or cause, prior to the complete exercise of the stock option (or deemed exercise thereof), will remain exercisable following such termination until the earlier of (i) the expiration of the 90 day period following the non-employee director's termination of directorship or (ii) the remaining term of the stock option. Stock options that are exercisable upon a non-employee director's termination of directorship for disability or death will remain exercisable by the non-employee director or, in the event of his or her death, by the non-employee director's estate or by the person given authority to exercise such stock options by his or her will or by operation of law, until the earlier of (i) the first anniversary of the non-employee director's termination of directorship or (ii) the remaining term of the stock option. Upon a non-employee director's removal from the Board for cause, all outstanding stock options of such director will immediately terminate and will be null and void.

         Paul Biddelman, Michael Miller, Anthony Heyworth and Kilin To were each granted 4,000 shares on April 1, 2000 pursuant to the Director Option Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

ROLE OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") was formed in September 1993 and is currently comprised of two non-employee directors of the Company. The Compensation Committee is responsible for determining the Company's compensation program for its executive officers, including the Named Executive Officers. The Committee also administers the Stock Plan and the Incentive Plan and, subject to the provisions of such plans, determines grants under the plans for all employees, including the Named Executive Officers.

         The Compensation Committee has furnished this report on the Company's executive compensation policies. This report describes the Compensation committee's compensation policies applicable to the Company's executive officers and provides specific information regarding the compensation of the Company's Chief Executive Officer. (The information contained in the "Compensation Committee Report on Executive Compensation" shall not be deemed to be "soliciting material" or to be "filed" with the commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.)

PRINCIPLES OF EXECUTIVE COMPENSATION AND PROGRAM COMPONENTS

         The Company's executive compensation philosophy is designed to attract and retain outstanding executives and to foster employee commitment and align employee and stockholder interests. To this end, the Company has sought to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals and reward above-average corporate performance.

         Annual compensation for executive officers is tied to Celadon's financial performance. In fiscal year 2000, the Compensation Committee adopted a formal management incentive plan (the "Incentive Plan") for senior employees of the Company. Awards under the Incentive Plan will only be made after achieving predetermined levels of profitability. The Incentive Plan is designed to attract, retain and motivate individuals who are responsible for enhancing shareholder value through increased profitability of the Company.

         Federal tax laws limit the deduction a publicly held company is allowed for compensation paid to its chief executive officer and its four most highly compensated executive officers. Generally, amounts in excess of $1 million (other than performance-based compensation) paid in any tax year to a covered executive cannot be deducted. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

STOCK PLAN

         The Stock Plan is intended to enhance the profitability and value of Celadon for the benefit of its stockholders by enabling Celadon (i) to offer stock-based incentives to employees, thereby creating a means to raise the level of stock ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and stockholders, and (ii) to grant non-discretionary, nonqualified stock options to non-employee directors, thereby creating a means to attract, retain and reward such non-employee directors and strengthen the mutuality of interests between non-employee directors and stockholders. The Stock Plan permits the grant of incentive stock options and nonqualified stock options on a discretionary, case-by-case basis, after consideration of an individual's position, contribution to the Company, length of service with the Company, number of options held, if any, and other compensation.


CHIEF EXECUTIVE OFFICER'S COMPENSATION

         Mr. Russell is employed pursuant to an employment agreement dated January 21, 1994, as amended thereafter, providing for his continued employment until January 21, 2004. The employment period shall be automatically renewed for successive two-year terms unless the Company or Mr. Russell gives written notice to the other at least 90 days prior to the expiration of the then current employment period of their intention to terminate Mr. Russell's employment. The employment agreement provides Mr. Russell with a base salary equal to $521,000 (as adjusted annually for increases in the Consumer Price Index). In addition, Mr. Russell is eligible to participate in an incentive bonus program designed for all members of the Company's senior management pursuant to which he may receive a bonus in an amount equal to between 0% and 105% of his base salary. The employment agreement also provides that Mr. Russell is entitled to participate in all employment benefit plans of the Company and all other fringe benefit plans generally available to employees of the Company.

         The agreement provides that in the event of termination: (i) by the Company without cause (including the non-renewal of the employment period by the Company) or by Mr. Russell for cause, Mr. Russell will be entitled to receive his salary for the remainder of the then employment period or one year, whichever is greater; (ii) by reason of his disability, Mr. Russell will be entitled to receive 50% of his salary during the two-year period commencing on the date of his termination; and (iii) by reason of his death, Mr. Russell's estate will be entitled to receive a pro-rata portion of the bonus for the fiscal year in which his death occurs and to receive 50% of his salary until the earlier of the end of the then current employment period or one year after the date of death. The employment agreement includes a two-year non-compete covenant commencing on termination of employment.

         Upon the occurrence of a change in control (as defined in the employment agreement), the amended agreement provides that if (i) at any time within two years of a change in control or within 180 days prior to a change in control, Mr. Russell's employment is terminated by the Company without cause or by Mr. Russell for cause or (ii) at any time during the 90-day period immediately following the date which is six months after the change in control Mr. Russell terminates his employment for any reason, Mr. Russell shall be entitled to receive (1) a lump sum payment in an amount equal to three times his base salary and three times the highest annual bonus paid to him within three years prior to the change in control; (2) any accrued benefits; (3) a pro-rata portion of the bonus for the fiscal year in which the change in control occurs;
(4) continued medical and dental benefits for Mr. Russell (and eligible dependents) for 36 months; (5) outplacement services for one year; and (6) upon the occurrence of the change in control, full and immediate vesting of all stock options and equity awards. The agreement also provides that Mr. Russell is entitled to receive a gross-up payment on any payments made to Mr. Russell that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code; provided, however, that if the total payments made to Mr. Russell do not exceed 110% of the greatest amount that could be paid to Mr. Russell such that the receipt of payments would not give rise to any excise tax, then no gross-up payment will be made and the payments made to Mr. Russell, in the aggregate, will be reduced to an amount that would result in no excise tax being triggered.


TERMINATION OF EMPLOYMENT AGREEMENT

         Mr. Will is party to a separation agreement, with the Company, whereby the Company has the right at any time with or without prior written notice to Mr. Will to terminate or obtain his resignation. The agreement provides that in the event of termination: (i) Mr. Will will be entitled to receive one year salary less normal withholding; (ii) a pro-rata bonus payment equal to the then current bonus formula for the time employed in the current fiscal year up to date of termination in that fiscal year less normal withholdings; (iii) a lump sum payment equal to twelve months of COBRA premiums for the group medical and dental plans; (iv) a lump sum payment equal to twelve months car allowance; and
(v) may exercise any vested or unvested stock options employee has in accordance with the terms of the Stock Option Plan for a period of one year from employee's termination.


REPORT ON REPRICING OF OPTIONS


                                                                                             Length of
                                                   Market        Exercise                    Original Term
                                      Number       Price at      Price at      New           Remaining at
                                      of Options   Time of       Time of       Exercise      Date of
     Name             Date            Repriced     Repricing     Repricing     Price         Repricing
     ----             ----            ----------   ---------     ---------     --------      --------------
Stephen Russell(1)         8/1/97      25,000       $12.00        $20.00        $12.00        7 yrs, 1 mos
Robert Goldberg(2)         8/11/99     20,000        $8.00        $14.25         $8.00        8 yrs, 7 mos
Paul Will(2)(3)            8/11/99      2,500        $8.00        $14.50         $8.00        4 yrs, 6 mos
                           8/11/99      2,500        $8.00        $15.25         $8.00        5 yrs, 1 mos
                           8/11/99      5,000        $8.00        $14.50         $8.00        8 yrs, 7 mos

(1) The repricing was a component of Mr. Russell's renegotiated employment agreement. The repricing in lieu of additional cash compensation to be paid pursuant to the terms of the amended agreement.
(2) On August 11, 1999, the Company cancelled the out-of-the-money options and issued replacement options.
(3) Mr. Will's replacement options were issued as one replacement option of 10,000 shares.

                             COMPENSATION COMMITTEE

                            Michael Miller (Chairman)
                                   John Kines


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company and Citicorp Venture Capital, Ltd. ("CVC"), of which Mr. To was an officer, are parties to a registration rights agreement relating to the Common Stock owned by CVC. The Company, Mr. Russell and Hanseatic, a corporation of which Paul A. Biddelman, a director of the Company, is an officer, are all parties to a stockholders' agreement relating to the election of Mr. Russell and a Hanseatic designee to the Board of Directors.

         For a further description of the foregoing transactions, see "Security Ownership of Principal Stockholders and Management" and "Certain Relationships and Related Transactions."

STOCK PRICE PERFORMANCE

         The following graph compares the cumulative total return to stockholders of the Company's Common Stock to the cumulative total returns of the Nasdaq Stock Market - U.S. and the Nasdaq Truck and Transportation Index for the period June 1995 through June 2000. The graph assumes that $100 was invested on June 30, 1995.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                               CELADON GROUP, INC.
            THE NASDAQ INDEX, AND THE TRUCK AND TRANSPORTATION INDEX

COMPANY/INDEX/PEER GROUP                   6/30/95      6/30/96      6/30/97      6/30/98     6/30/99     6/30/00
------------------------                   -------      -------      -------      -------     -------     -------
Celadon                                       $100       $50.82       $75.41      $124.59      $55.74      $73.77
Nasdaq Index                                  $100      $128.39      $156.15      $205.58     $296.02     $437.30
Truck & Transportation Index                  $100      $110.89      $127.20      $153.77     $157.03     $119.23








         Under the rules of the SEC, this graph is not deemed "Soliciting Material" and is not incorporated by reference in any filings with the SEC under the Securities Act of 1993 or the Securities Exchange Act of 1934.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information furnished to the Company regarding the beneficial ownership of Common Stock (i) by each person who, to the knowledge of the Company, based upon filings with the SEC, beneficially owns more than five percent of the outstanding shares of the Common Stock, (ii) by each director of the Company, (iii) by each of the Named Executive Officers, and (iv) by all directors and executive officers of the Company as a group.


                                                          BENEFICIAL OWNERSHIP OF COMMON
                                                         STOCK AS OF SEPTEMBER 20, 2000 (1)
                                                       -------------------------------------------

NAME AND
POSITION                                                             SHARES                  %
---------------------------                            ----------------------------   ------------
Stephen Russell......................................               989,804 (2)(3)           12.7%
   Chairman of the Board, President and Chief
   Executive Officer of the Company
Robert Goldberg......................................                67,000 (3)                  *
   Executive Vice President, Chief Operating Officer
Paul A. Will.........................................                30,003 (3)                  *
   Vice President, Chief Financial Officer
Michael W. Dunlap....................................                14,167 (3)                  *
    Vice President - Treasurer
Paul A. Biddelman....................................                40,500 (3)(4)               *
   Director of the Company
Michael Miller.......................................                40,500 (3)                  *
   Director of the Company
Anthony Heyworth.....................................                13,000 (3)                  *
   Director of the Company
Kilin To.............................................                64,585 (3)                  *
   Director of the Company
Hanseatic Corporation................................               627,232 (4)               8.1%
Wolfgang Traber......................................               627,232 (4)               8.1%
Brinson Partners, Inc................................               566,505 (5)               7.3%
Dimensional Fund Advisors, Inc.......................               523,200 (6)               7.1%
Dorsey Gardner.......................................               533,000 (7)               6.8%
Vizcaya Investments, Inc.............................               763,200 (8)               9.8%
All executive officers and directors as a group
   (seven persons)...................................             1,259,559 (9)              16.2%

-------------
*Represents beneficial ownership of not more than one percent of the outstanding Common Stock.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(1)  Based upon 7,788,242 shares of Common Stock outstanding at September 20,
     2000.
(2) Excludes 627,232 shares of Common Stock beneficially owned by Hanseatic Corporation ("Hanseatic") that are subject to a stockholders agreement between Hanseatic and Stephen Russell (the "Stockholders Agreement") pursuant to which Hanseatic and Mr. Russell have agreed to vote for each other's nominees to the Board of Director of the Company. The foregoing information is based upon a Schedule 13D filed by Hanseatic with the SEC on April 7, 2000. Mr. Russell disclaims beneficial ownership of such shares. Mr. Russell's address is One Celadon Drive, Indianapolis, IN 46235-4207.
(3) Includes shares of Common Stock which certain directors and executive officers of the Company had the right to acquire through the exercise of options within 60 days of September 20, 2000, as follows: Stephen Russell - 70,000 shares; Bob Goldberg - 60,000 shares; Paul A. Will - 15,003 shares; Michael W. Dunlap - 14,167 shares; Paul A. Biddelman - 40,500 shares; Michael Miller - 40,500 shares; Anthony Heyworth - 12,000 shares; and Kilin To - 40,500 shares.
(4) 627,232 shares of Common Stock are held by Hanseatic Americas LDC, a Bahamian limited duration company of which the sole managing member is Hansabel Partners LLC, a Delaware limited liability company of which Hanseatic is the sole managing member. Effective April 1, 2000, Mr. Biddelman ceased to exercise voting or investment power with respect to such shares, as a result of modifications to the corporate governance arrangements of Hanseatic. In addition, Mr. Wolfgang Traber is the holder of a majority of the shares of capital stock of Hanseatic. Excludes 919,804 shares of Common Stock owned by Mr. Russell that are subject to the Stockholders Agreement. The address of Hanseatic, Mr. Traber and Mr. Biddelman is 450 Park Avenue, New York, NY 10022. The foregoing information is based upon a Schedule 13D filed by Hanseatic with the SEC on April 7, 2000.
(5) Brinson Partners, Inc. ("BPI") is a registered investment adviser deemed beneficially own 566,505 shares of Common Stock (the "BPI shares"). BPI is an indirect wholly-owned subsidiary of UBS AG, which is classified as a bank pursuant to Section 3(a)(b) of the Securities Act of 1933, as amended. UBS AG has reported indirect beneficial ownership of the BPI Shares by reason of its ownership of BPI and intermediate holding companies. The address of Brinson Partners is 209 South LaSalle, Chicago, IL 60604-1295. The address of UBS AG is Banhofstrasse 45 8021, Zurich, Switzerland. The foregoing information is based upon a Schedule 13G filed by BPI with the SEC on February 10, 2000.
(6) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to beneficially own 523,200 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. The foregoing information is based upon a Schedule 13G filed by Dimensional with the SEC on February 3, 2000.
(7) Of such shares, Dorsey Gardner ("Gardner") reports sole voting and dispositive power over 268,000 shares, Hollybank Investment L.P., a Delaware limited partnership ("Hollybank"), reports sole voting and dispositive power over 143,500 shares, Thistle Investment LLC, a Delaware limited liability company ("Thistle"), reports sole voting and dispositive power over 120,000 shares and Timothy G. Caffrey ("Caffrey") reports sole voting and dispositive power over 1,500 shares. Gardner, as General Partner of Hollybank, may be deemed to beneficially own the shares of Common Stock beneficially owned by Hollybank. Gardner disclaims beneficial ownership of such shares. Caffrey, as manager of Thistle, may be deemed to beneficially own the shares of Common Stock beneficially owned by Thistle. Caffrey disclaims ownership of such shares. The business address of Gardner, Hollybank and Thistle is P.O. Box 190240, Miami Beach, FL 33119. The business address of Caffrey is One International Place, Suite 2401, Boston, MA 02110. The foregoing information is based upon a Schedule 13G filed by the foregoing persons with the SEC on March 22, 2000.

(8) Of such shares, Vizcaya Investments, Inc., a British Virgin Islands corporation ("Vizcaya"), reports sole voting and dispositive power over 494,800 shares, Atlantic Balanced Fund Inc., a British Virgin Islands corporation ("Atlantic Balanced"), reports sole voting and dispositive power over 100,300 shares, Fernando Montero reports shared voting and dispositive power over 68,100 shares, Cecilia Montero reports shared voting and dispositive power over 68,100 shares, Atlantic Security Bank ("Atlantic Security") reports sole voting and dispositive power over 50,000 shares, Southampton Finance Corp. ("Southampton") reports sole voting and dispositive power over 50,000 shares and Fernando Montero Defined Benefit Pension Trust (the "Trust") reports shared voting and dispositive power over 18,100 shares. Atlantic Balanced and Atlantic Security are wholly owned by Atlantic Security Holding Corp., a Cayman Islands corporation and wholly owned subsidiary of Credicorp Ltd., a Bermuda corporation. The business address of Vizcaya, Atlantic Balanced, Atlantic Security and Southampton is Calle 50 y Aquilino de la Guardia, Torre Banco Continental, Piso 28 and 29, Ciudad de Panama, Panama. The business address of Fernando Montero, Cecilia Montero and the Trust is 2665 South Bayshore Drive, Suite 1001, Coconut Grove, FL 33133. The foregoing information is based upon a
     Schedule 13G filed by the foregoing persons with the SEC on April 27, 2000.
(9) Excludes 627,232 shares of Common Stock beneficially owned by Hanseatic that are subject to the Stockholders Agreement.


         Except as otherwise indicated, the Company has been advised that the beneficial holders listed in the table above have sole voting and investment power regarding the shares shown as being beneficially owned by them. Except as noted in the footnotes, none of such shares is known by the Company to be shares with respect to which the beneficial owner has the right to acquire beneficial ownership.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH DIRECTORS AND STOCKHOLDERS

         The Company and Hanseatic, a corporation of which Paul Biddelman, a director of the Company, is an officer, entered into a registration rights agreement, dated as of October 8, 1992, in connection with Hanseatic's purchase of a 9.25% Senior Subordinated Convertible Note (the "Hanseatic Note") for an aggregate purchase price of $8,000,000. The Hanseatic Note was converted in February 1994 into 739,371 shares of Common Stock (equivalent to a conversion price of $10.82 per share). In connection with the purchase of the Hanseatic Note, the Company paid Hanseatic a $160,000 facility fee and issued to Hanseatic a warrant to purchase 12,121 shares of Common Stock. This warrant to purchase 12,121 shares of Common Stock expired on September 30, 1998. Until October 1998, Hanseatic and its permitted transferees have the right to require the Company to file, subject to certain terms and conditions, a registration statement in respect of any or all of the shares of Common Stock (subject to a minimum of 363,636 shares) covered by such agreement which are then held by the requesting holders. In addition, Hanseatic and its permitted transferees have the right to require the Company to include, subject to certain exceptions, any or all shares of Common Stock covered by such agreement in any registration statement filed by the Company. Such "piggyback" rights terminate on September 30, 2001.

         The Company, Hanseatic and Stephen Russell are parties to a stockholders' agreement, dated as of October 8, 1992, which was amended on July 3, 1996. The agreement provides that each party shall vote its shares of Common Stock for the election as director of one designee of the other party. See "Security Ownership of Principal Stockholders and Management."

         The Company and Citicorp Venture Capital, Ltd. ("CVC"), a principal stockholder of the Company, entered into a registration rights agreement, dated as of April 7, 1988, in connection with CVC's purchase of 1,000,000 shares of Series F Convertible Preferred Stock and warrants (all of which have been converted or exercised, as the case may be, at a weighted average price of $3.08 per share into shares of Common Stock). Under the terms of such agreement, CVC and its permitted transferees have the right to require the Company to file, subject to certain terms and conditions, a registration statement for any or all of the 476,894 shares of Common Stock covered by such agreement which are then held by the requesting holders. In addition, CVC and its permitted transferees have the right to require the Company to include, subject to certain exceptions, any or all of the shares of Common Stock covered by such agreement in any registration statement filed by the Company.



                      PROPOSAL 2: APPROVAL OF AMENDMENT TO
                 THE CELADON GROUP, INC. 1994 STOCK OPTION PLAN


         The affirmative vote of at least a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on this matter at the meeting is required to approve the amendment to the Celadon Group, Inc. 1994 Stock Option Plan, as amended and restated effective August 19, 1997 (the "Stock Option Plan").

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE THEIR SHARES FOR THE AMENDMENT TO THE CELADON GROUP, INC. 1994 STOCK OPTION PLAN.

AMENDMENT TO 1994 STOCK OPTION PLAN

         On October 10, 2000, the Board of Directors approved the amendment to the Stock Option Plan, subject to stockholder approval, to provide (i) that the aggregate number of shares of Common Stock subject to awards under the Stock Option Plan be increased from 800,000 to 1,050,000. There are 150,000 options required per executive contracts, in fiscal 2001, with TruckersB2B management which will be issued only in the event that there is no public offering of TruckersB2B.

         The following description of the Stock Option Plan is a summary of the principal provisions of the Stock Option Plan and is qualified in its entirety by reference to the Stock Option Plan, a copy of which may be obtained upon written request to the Company's Investor Relations Department at the Company's principal business address.

PURPOSE OF THE PLAN

         The purposes of the Stock Option Plan are to enable the Company to attract, retain, and motivate selected management and other key employees who are important to the Company and to create a long-term mutuality of interest between such persons and the Company's stockholders by granting stock options to purchase Common Stock ("Options"), stock appreciation rights ("SARs") and restricted stock awards (collectively, Options, SARs and restricted stock awards are referred to herein as "Awards").

ADMINISTRATION

         The Stock Option Plan is administered by a committee (the "Committee") of the Board of Directors, appointed from time to time by the Board of Directors. The committee is intended to consist of two or more directors, each of whom will be a non-employee director as defined in Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an outside director as defined under Section 162(m) of the Code. If no Committee exists which has the authority to administer the Stock Option Plan, the functions of the Committee will be exercised by the Board of Directors. The Committee has full authority to interpret the Stock Option Plan and decide any questions under the Stock Option Plan and to make such rules and regulations and establish such processes for administration of the Stock Option Plan as it deems appropriate subject to the provisions of the Stock Option Plan. Any interpretation and decision made by the Committee is final and conclusive.

AVAILABLE SHARES

         The Stock Option Plan, as amended, authorizes the issuance of up to 1,050,000 shares of Common Stock upon the exercise of Options, SARs and restricted stock awards. As of September 30, 2000, there were outstanding Options to acquire 611,682 shares of Common Stock and 825 shares of restricted stock under the Stock Option Plan. No SARs have been issued under the Stock Option Plan. In general, if Awards are for any reason canceled, or expire or terminate unexercised, the shares covered by such Awards will again be available for the grant of Awards, except that shares subject to a restricted stock award that are forfeited after the optionee has received dividends or other benefits of ownership (excluding voting rights) will not be available for the grant of Awards. In the event that an optionee delivers shares of Common Stock as payment of withholding or other taxes or the purchase price of shares of Common Stock acquired upon the exercise of an Option, such shares will not count against the maximum aggregate limit or shares of Common Stock that are available under the Stock Option Plan, except with respect to incentive stock options. The maximum number of shares of Common Stock with respect to which Awards could be granted to any individual under the Stock Option Plan during any fiscal year of the Company may not exceed 75,000.

         The Stock Option Plan provides that appropriate adjustments will be made in the number and kind of securities subject to outstanding Awards and the purchase price to prevent dilution of or enlargement of an optionee's rights in the event of a stock split, stock dividend, merger, consolidation or reorganization that satisfies the requirements set forth in the Stock Option Plan.

ELIGIBILITY

         Selected management and other key employees who are employed by the Company or a parent or subsidiary corporation of the Company, as defined in Sections 424(e) and 424(f) of the Code, are eligible to be granted Awards under the Stock Option Plan.

GRANT OF AWARDS

         The Committee determines, subject to the provisions of the Stock Option Plan, the persons to whom and the time or times at which grants shall be made, the number of shares of Common Stock subject to an Option or restricted stock award, the number of Options which will be treated as incentive stock options ("ISOs") or nonqualified stock options, the duration of each Option, the specific restrictions applicable to restricted stock awards, and other terms and provisions of the Awards. In determining persons who are to receive Awards and the number of shares of Common Stock to be covered by each Award, the Committee will consider the person's position, responsibilities, service, accomplishments, present and future value to the Company, the anticipated length of his future service, and other relevant factors.

         The purchase price for the Options will be at least 100 percent of the fair market value (as defined in the Stock Option Plan) of the Common Stock at the time of the grant of the Options. In the case of an ISO granted to an optionee owning more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (as defined in Sections 424(e) and 424(f) of the Code) at the time the ISO is granted, the purchase price for the ISO will be at least 110 percent of the fair market value of the Common Stock at the time the ISO is granted.

         Shares purchased pursuant to the exercise of Options will be paid for at the time of exercise as follows: (i) cash, (ii) by delivery of unencumbered shares of Common Stock held for at least 6 months, or (iii) a combination thereof. If the Common Stock is traded on a national securities exchange or system sponsored by the National Association of Securities Dealers, payment in full or in part may also be made through a "cashless exercise" procedure whereby the optionee delivers irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price.

         The Stock Option Plan also permits the Committee in its discretion, to provide for further nonqualified stock options for a number of shares equal to the number of shares surrendered ("Reload Options"), if an optionee exercises an Option by surrendering other shares of Common Stock held by the optionee for at least six months prior to such date of surrender. The purchase price of a Reload Option shall be equal to the fair market value of the Common Stock on the date of exercise of the original Option and may be exercised in accordance with the terms and conditions as the Committee may determine.

         Except where an Option expires earlier (as described below), if not previously exercised, each Option will expire upon the tenth anniversary of the grant hereof (five years in the case of a 10 percent stockholder). No Options may be granted after January 4, 2004.

         The aggregate fair market value (determined at the time of grant) of the Common Stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

         The Stock Option Plan permits the Committee to grant to all eligible person's shares of Common Stock, subject to such restrictions as the Board of Directors may determine (a restricted stock award). The Committee may grant SARs under the Plan. SARs may be granted either alone or in addition to other Awards, and may, but need not, relate to a specific Option. A SAR may be exercised only at a time when the fair market value of a share of the Common Stock exceeds the fair market value on the date of grant of the SAR and the SAR is otherwise exercisable. If a SAR relates to a specific Option, at the time of its exercise, the employee must surrender the privilege of exercising the related Option to the extent that the employee exercises the SAR. If a SAR is exercised, the holder is entitled to receive, in cash or in shares of Common Stock, or a combination thereof, at the discretion of the Committee, the excess of the fair market value of shares for which the right is exercised over the fair market value on the date of grant of the SAR. The exercise of SARs is subject to certain restrictions set forth in the Stock Option Plan.

         The Committee may at any time accelerate the vesting of Options and SARs and the removal of restrictions from restricted stock awards. In the event of a merger or other type of corporate transaction which results in a change of control of the Company (as defined in the Stock Option Plan), Options granted pursuant to the Stock Option Plan automatically vest and become immediately exercisable in full, and any forfeiture restrictions contained in any restricted stock award automatically terminate, under certain circumstances.

         If the employment of any optionee terminates for cause (as defined in the Stock Option Plan), any Options or SARs held by the optionee terminate. If the employment of an optionee otherwise terminates, any Options or SARs held by the optionee may be exercised during a period of 30 days after such termination, unless such termination of employment occurs by reasons of retirement with the consent of the Committee, disability or death. If the employment of any optionee terminates by reason of retirement with the consent of the Committee or disability, nonqualified stock options or SARs exercisable at the time of such termination may be exercised for a period of up to three years after such termination; ISOs exercisable at the time of such termination may be exercised for a period of up to three months after retirement with the consent of the committee and up to twelve months after disability. If the employment of any optionee terminates by reason of death or if an optionee dies during the period which Option or SARs are otherwise exercisable after retirement or disability, Options or SARs exercisable at the time of termination of employment or such later date, may be exercised by the executor or administrator of such optionee's estate within one year of death.

AMENDMENT AND TERMINATION OF PLAN

         The Stock Option Plan provides that it may be amended or terminated by the Board of Directors of the Committee at any time; provided, however, that (i) no such action shall affect or in any way impair an optionee's rights under any Award previously granted under the Stock Option Plan and (ii) no amendment or change shall, without stockholder approval, increase the maximum number of shares of Common Stock which may be issued or transferred under the Stock Option Plan, change the provisions of the Stock Option Plan regarding the purchase price of Options, extend the period during which Awards may be granted or exercised, or change the eligible class of employees under the Stock Option Plan.

MISCELLANEOUS

         Optionees may be limited under Section 16(b) of the Exchange Act to certain specific exercise, election or holding periods with respect to the Awards granted to them under the Stock Option Plan. Options granted under the Stock Option Plan are subject to restrictions on transfer and exercise. No Option granted under the Stock Option Plan may be exercised prior to the time period for exercisability, subject to acceleration in the event of a change in control of the Company (as defined in the Stock Option Plan). Although Options will generally be nontransferable (except by will or the laws of descent and distribution), the Committee may determine at the time of grant or thereafter that a nonqualified stock option that is otherwise nontransferable is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.


U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the principal U.S. federal income tax consequences with respect to Options under the Stock Option Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the federal income tax consequences (state and local income tax and estate tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

         NONQUALIFIED STOCK OPTIONS. In general, an optionee will realize no taxable income upon the grant of nonqualified stock options and the Company will not receive a deduction at the time of such grant, unless the nonqualified stock option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the purchase price. Upon a subsequent sale of the stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for the stock. Subject to the limitation under
Section 162(m) of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income in connection with the exercise of the nonqualified stock option.

         INCENTIVE STOCK OPTIONS. Options granted under the Stock Option Plan may be ISOs, provided that such Options satisfy the requirements of the Code therefor. In general, neither the grant nor the exercise of an ISO will result in taxable income to the optionee or a deduction to the Company. The sale of Common Stock received pursuant to the exercise of an ISO which satisfied the requirement of an ISO, as well as the holding period requirement described below, will result in long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the purchase price and will not result in a tax deduction to the Company. To receive ISO treatment, the optionee must not dispose of the Common Stock purchased pursuant to the exercise of an ISO either (i) within two years after the ISO is granted or (ii) within one year after the date of exercise and must exercise the ISO within certain time periods (generally, no later than 3 months after the optionee's termination of employment).

         If all requirements for ISO treatment other than the holding period requirement are satisfied, the recognition of income by the optionee is deferred until disposition of the Common Stock, but, in general, any gain in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise or, with respect to officers and directors, the date that sale of such stock would not create liability under Section 16(b) of the Exchange Act minus the purchase price or (ii) the amount realized on the disposition minus the purchase price, is treated as ordinary income. Any remaining gain is treated as long-term or short-term capital gain depending on the optionee's holding period for the stock disposed of. Subject to the limitation under Section 162(m) of the Code (as described below), the Company will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.

         CERTAIN OTHER TAX ISSUES. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which Options may be granted to any employee during a specified period and the plan under which Options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The Stock Option Plan is intended to satisfy these requirements with respect to Options. Awards of restricted stock that are granted or vest upon the attainment of pre-established performance goals generally satisfy the exception for performance based compensation under Section 162(m) of the Code; awards of restricted stock (not subject to the attainment of performance goals) generally do not satisfy the exception for performance based compensation under Section 162(m) of the Code.

         In addition, any entitlement to a tax deduction on the part of the Company is subject to the applicable federal tax rules, and in the event that the exercisability of an Option is accelerated because of a change in control, payments relating to the Options, either alone or together with certain other payments may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and be nondeductible by the Company.

         The Company has the right under the Stock Option Plan to deduct from any payment to be made to an optionee, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to the Stock Option Plan, payment by the optionee of any federal, state or local taxes required by law to be withheld. An optionee may generally satisfy such withholding obligation by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.

         The Stock Option Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Stock Option Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

NEW PLAN BENEFITS

         As of September 30, 2000, options to acquire 782,411 of the 800,000 shares of Common Stock authorized under the Stock Option Plan had been granted. Under the existing Stock Option Plan, Stephen Russell has been granted nonqualified options to acquire 90,000 shares at exercise prices ranging from $6.125 to $13.625, expiring between June 2005 and December 2009; Robert Goldberg has been granted an ISO to acquire 20,000 shares at an exercise price of $8.00 expiring August 2009, and nonqualified options to acquire 40,000 shares at exercise prices ranging from $6.125 to $10.25 per share expiring between February 2009 and December 2009; Paul A. Will has been granted ISOs to acquire 50,000 shares at exercise prices ranging from $6.125 to $14.50, expiring between March 2006 and December 2009; and Michael Dunlap has been granted incentive stock options to acquire 17,500 shares at exercise prices ranging from $6.125 to $12.625, expiring between August 2006 and December 2009. Additionally, under the Stock Option Plan the non-employee directors as a group have been granted nonqualified options to purchase 73,500 shares at exercise prices ranging from $10.00 to $20.00, expiring between January 2004 and March 2006. All current executive officers as a group have been granted ISOs and nonqualified options to purchase a total of 217,500 shares at exercise prices ranging from $6.125 to $14.50, expiring between June 2005 and December 2009.

         All other current employees of the Company have been granted ISOs for a total of 320,682 shares at prices ranging from $6.125 to $26.00 expiring between January 2004 and June 2010.

         On October 2, 2000, the closing sale price of the Common Stock on the NASDAQ National Market was $7.75 per share.

         The Board of Directors believes that the Company's ability to grant additional stock options, SARs, and restricted stock awards is important to the Company's ability to recruit and retain qualified personnel.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountants for the fiscal year ended June 30, 2000 were Ernst & Young LLP ("E&Y"). Representatives of E&Y are expected to attend the Meeting to respond to appropriate questions and make a statement if they so desire.

                             STOCKHOLDERS' PROPOSALS

         Under the proxy rules adopted under the Securities Exchange Act of 1934, as amended, in the event the Company receives notice of a stockholder proposal to take action at the next annual meeting that is not submitted for inclusion in the company's proxy materials, the persons named on the proxy sent by the Company to its stockholders intend to exercise their discretion to vote on such proposal in accordance with their best judgment, if notice of the proposal is not received at our administrative office by September 15, 2001.

         STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company's annual meeting of stockholders in 2001 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company's Corporate Secretary no later than July 2, 2001.

                                     GENERAL

         The Board of Directors does not know of any matters other than those specified in the Notice of Annual Meeting of Stockholders that will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgement. In the event that any nominee is unable to serve as a director at the date of the meeting, the enclosed form of proxy will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy.

         The Company intends to furnish to its stockholders a copy of the Company's 2000 Annual Report on Form 10-K filed with the SEC.



Indianapolis, Indiana
October 27, 2000

                                                                      APPENDIX A

                               Celadon Group, Inc.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

     The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                   DETACH HERE



                                      PROXY

                                  CELADON GROUP

                              9503 EAST 33RD STREET
                                ONE CELADON DRIVE
                         INDIANAPOLIS, INDIANA 46235-4207

                         ANNUAL MEETING OF STOCKHOLDERS
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Stephen Russell, Paul Biddelman and Paul A. Will and each of them with full power of substitution, proxies of the undersigned, to vote all shares of Common Stock of Celadon Group, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Tuesday, November 28, 2000 at 10:00 a.m., (local time) at the Company's Corporate Headquarters located at One Celadon Drive, Indianapolis, Indiana 46235, and at any adjournment or postponement thereof. The undersigned hereby revokes any proxy heretofore given with respect to such shares.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL
2. IF MORE THAN ONE OF SAID PROXIES OR THEIR SUBSTITUTES SHALL BE PRESENT AND VOTE AT SAID MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, A MAJORITY OF THEM SO PRESENT AND VOTING (OR IF ONLY ONE TO BE PRESENT AND VOTE, THEN THAT
ONE) WILL HAVE AND MAY EXERCISE ALL THE POWERS HEREBY GRANTED.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                  SIDE

                                  DETACH HERE

[X]    PLEASE MARK
       VOTES AS IN
       THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND THE PROPOSALS LISTED BELOW.

1. Election of Directors.

NOMINEES: (01) Stephen Russell, (02) Paul A. Biddelman,
          (03) Michael Miller, (04) Anthony Heyworth, (05) John Kines

                        VOTE            FOR ALL
            FOR       WITHHELD           EXCEPT

            [ ]         [ ]                [ ]

INSTRUCTION: To vote for all nominees, mark the box "FOR" with an "X". To withhold your vote for all nominees, mark the box "VOTE WITHHELD" with an "X". To withhold your vote for one or more nominees but not all nominees, mark the box "FOR ALL EXCEPT" with an "X" and strike a line through the name(s) of the nominee(s) above for whom you wish to withhold your vote.

                                                        FOR    AGAINST   ABSTAIN
2. Ratification of an amendment to the Celadon          [ ]      [ ]      [ ]
   Group, Inc. 1994 Stock Option Plan.


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.                  [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE WHEN MAILED IN THE USA.

Please sign below exactly as your name appears. When shares are held by joint tenants, both shall sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:_______________ Date:______ Signature:_________________ Date:________